EXHIBIT 10.21(a)

SETTLEMENT AGREEMENT

      This Settlement Agreement is entered into as of December 8, 1995 between Quadrax Corporation, a Delaware
Corporation ("Quadrax") and Richard A. Fisher, an individual domiciled in Rhode Island ("Fisher").

      Whereas, Quadrax and Fisher have entered into a Severance Agreement dated September 30, 1994, a copy of which is attached hereto as Exhibit A ("the Severance
Agreement"); and

      Whereas, Quadrax and Fisher have entered into a Consulting Agreement dated October 1, 1994, a copy of which is attached hereto as Exhibit B (the "Consulting
Agreement"), such Severance and Consulting Agreements collectively referred to herein as the "Service Agreements";
and

      Whereas, Quadrax and Fisher have entered into a Non-Competition Agreement, dated October 1, 1994, a copy of which is attached hereto as Exhibit C; and

      Whereas, Quadrax executed and delivered to Fisher on February 13, 1995 a promissory note in the original principal amount of $750,000, a copy of which is attached hereto as Exhibit D (the "Note"); and

       Whereas, Quadrax and Fisher and James J. Palermo, as trustee, have entered into an Agreement dated July 13, 1995 which, among other things, modified various provisions of the Note, a copy of which is attached hereto as Exhibit E
(the "Repayment Agreement"); and

      Whereas, Quadrax and Fisher wish to terminate the Service Agreements, amend the Repayment Agreement, establish an escrow to secure the payment of various Quadrax obligations to Fisher, and to enter a Security Agreement to further secure such obligations, all on the terms and conditions set forth herein.

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Payment of Consulting Fees and Severance Benefits
Through December 31, 1995.

      (a) Quadrax agrees to pay Fisher, without deduction, consulting fees under the Consulting Agreement ("Fees") and severance benefits under the Severance Agreement
("Benefits") for the period December 4, 1995 through December 31, 1995.

      (b) Quadrax and Fisher agree that the remaining amount of Fees for the period December 4, 1995 through December 31,
1995 is $11,538, of which $5,769 under Quadrax payroll policies is payable on January 5, 1996.

      (c) Quadrax and Fisher agree that the remaining
Benefits for the period December 4, 1995 through December
31, 1995 are approximately $8,200, which includes (but is not limited to) premium payments due to Northwestern Mutual
Life Insurance Company ("NML") of approximately $5,082 with respect to five life insurance policies and $606 with respect to two disability policies.

      2. Termination of Service Agreements.

      (a) Subject to the performance in full by Quadrax of this Settlement Agreement, the Repayment Agreement, as amended hereby, and the Escrow Agreement of even date herewith, a copy of which is attached hereto as Exhibit F and made a part hereof (the "Escrow Agreement"), the obligations of Quadrax and Fisher under each of the Service
Agreements are terminated and discharged, effective (other than as provided in 8) January 1, 1996.

      (b) In consideration of the termination of Quadrax's obligations to Fisher under the Service Agreements, as of the date hereof Quadrax shall (i) pay Fisher $108,000 in cash, and (ii) deposit $73,650 in cash in the escrow account ("Escrow Account") as established by the Escrow Agreement.

      (c) For purposes of 2 (a), "performance in full by Quadrax of . . . the Escrow Agreement" shall mean (i)
Quadrax issues to Fisher or his designee fully registered and freely transferable shares of Quadrax common stock computed in the manner set forth in, and as required by, 1
(d) of the Repayment Agreement, as amended by 4 hereof, or, in the event that such shares of Quadrax common stock are not issued to Fisher, (ii) the escrow agent disburses to Fisher $373,650 in cash plus interest at the rate of $65.75 per day for the period October 16, 1995 until the date such disbursement is made, inclusive.

      (d) Quadrax agrees to execute all insurance forms, releases and assignments which may be required by NML to carry out the purposes of this Agreement.

      3. Stock Option.

      (a) Quadrax hereby confirms under the Non-Qualified
Stock Option Agreement for 250,000 shares of common stock
("options") effective as of August 9, 1994 between Quadrax and Fisher ("Option Grant"), a copy of which is attached hereto as Exhibit G, that:

(i) The purchase price under 1 of the Option Grant is $1.81 per share; and
(ii)       The options are fully exercisable under 2
   (b) of the Option Grant, i.e., the options are fully vested; and
(iii) 250,000 shares of Quadrax common stock are reserved under the Quadrax Corporation 1993 Stock
   Plan for the options under the Option Grant; and
(iv) The options shall be exercisable in whole or in part under 2 (d) of the Option Grant until 5 p.m., Eastern Standard Time, on December 31, 1997.

      (b) Fisher and Quadrax agree that Quadrax shall not be required to extend any financing to Fisher in connection with Fisher's exercise of the options under the Option
Grant.

      (c) Except as modified hereby, the Option Grant shall remain in full force and effect.

      4. Amendment of Repayment Agreement; Deposit into
Escrow.

      (a) 1 (c) of the Repayment Agreement is deleted in its entirety.

      (b) 1 (d) of the Repayment Agreement is amended by deleting, in the first sentence, "January 7, 1996" and substituting therefor "5 p.m. February 7, 1996," and by adding in the first sentence after the parenthetical "(computed as provided in clause 1(b) above)" a "," followed by the words "plus $73,650".

      (c) The last sentence of 1 (d) of the Repayment
Agreement is deleted in its entirety and replaced by the following sentence:

     "No later than the first business day after the Effective Date, Quadrax shall instruct its transfer agent by facsimile transmission to deliver such stock certificate to Fisher or his designee. Quadrax shall provide Fisher a copy of such instructions by facsimile transmission."

      Such letter shall be substantially in the form attached hereto as Exhibit H.

      (d) Quadrax shall deposit as of the date hereof $307,496 (consisting of $300,000 of principal and $7,496 representing the maximum amount of interest payable at the rate of $65.75 per day with respect to the unpaid balance of the Note through February 7, 1996) in cash in the Escrow Account as provided in the Escrow Agreement. All cash deposited in the Escrow Account (including pursuant to 2
(b) hereof) shall be disbursed by the escrow agent solely in accordance with the provisions of the Escrow Agreement.

      5. Registration Statement. Quadrax agrees that, through its chief financial officer, it will provide Fisher, upon Fisher's oral or written requests from time to time, periodic reports as to the status of the Registration Statement (as defined in the Repayment Agreement). Quadrax agrees that it will notify Fisher immediately by telephone with written facsimile confirmation (i) when the Registration Statement is declared effective by the Securities and Exchange Commission, (ii) if the Registration Statement is abandoned or withdrawn by Quadrax, or (iii) if the Securities and Exchange Commission makes a written determination to Quadrax that it will not declare the Registration Statement effective.

      6. Offsetting Obligations under Non-Competition
Agreement and Certain Fisher Notes; Amendment of Notes;
Continuing Obligations under the Non-Competition Agreement.


      (a) Quadrax and Fisher agree that, for purposes of this Agreement, the payment obligation (including interest) of Quadrax to Fisher under the Non-Competition Agreement as evidenced by an Unsecured Promissory Note ("Non-Competition Note") dated October 1, 1994 in the principal amount of $675,000, and the payment obligations (including interest) of Fisher to Quadrax as evidenced by various Unsecured Promissory Notes executed in connection with the exercise by Fisher of options to purchase Quadrax common stock ("Stock Notes") in the aggregate principal amount of $673,068, shall be treated as fully offsetting and that neither party will pay cash to the other under the Non-Competition Note and the Stock Notes. For tax purposes, Quadrax will continue to report the payments made under the Non-Competition Agreement on a periodic basis as provided therein.

      (b) The original of the Non-Competition Note and the original of each of the Stock Notes shall be amended by adding the following sentence to each page thereof: THIS PROMISSORY NOTE IS NON-TRANSFERABLE AND NON-NEGOTIABLE. Quadrax shall furnish Fisher with a copy of each Stock Note, as so amended, and Fisher shall furnish Quadrax with a copy of the Non-Competition Note, as so amended.

      (c) Fisher reaffirms his continuing obligations under 1 and 2 of the Non-Competition Agreement.

      7. Ownership of Certain Equipment and Furniture.
Quadrax agrees to convey to Fisher ownership of certain equipment and furniture which are in Fisher's possession by delivery of the General Conveyance, Assignment and Bill of Sale which is attached hereto as Exhibit I.

      8. Vehicle Lease. Quadrax agrees to assign, and Fisher agrees to assume, the lease for one Jeep Grand Cherokee vehicle pursuant to the Assignment and Assumption attached hereto as Exhibit J and made a part hereof, effective as of the date the first payment is required to be made to the lessor under such lease in January 1996. Fisher will thereafter hold Quadrax harmless from any obligations under such lease.

      9. COBRA Benefits. Quadrax will extend to Fisher the right under COBRA to continue the health insurance coverage that is currently being paid for by Quadrax on behalf of Fisher under 9 of the Severance Agreement.

      10. Tax Filings. Quadrax agrees that it will disclose to Fisher the content of each report of a payment or payments to Fisher which Quadrax proposes to file with federal or state tax authorities and will afford Fisher the opportunity, in advance of the filing of any such report, to discuss the content thereof with Quadrax's firm of independent auditors. Quadrax's obligation under this 10 shall extend to proposed reports under the Service Agreements, the Non-Competition Agreement, the Repayment Agreement, the Note, the Escrow Agreement and this Agreement.

      11. Disclosures to Stockholders and Securities
Regulators; Other Public Statements.

      (a) Quadrax represents and warrants that disclosures to stockholders and securities regulators which pertain to Fisher will be made in accordance with its legal obligations and otherwise in a prudent and conscientious manner.

      (b) Neither party shall make any public statements, press releases or announcements (collectively, a "statement" or "statements") regarding the other party unless it or he reasonably determines that such statement is required by law, provided however, that if a party does make any such statement, the other party shall be entitled to respond to it. For purposes of this 11 (b), a statement about Quadrax shall include its directors, officers and employees, and a statement about Fisher shall include (but shall not be limited to) a statement about the performance of management of Quadrax during the period March 1986 through September 1995.

      12. Mutual Releases. The parties shall execute mutual releases in the form attached hereto as Exhibit K.

      13. Security Agreement. To further secure the obligations of Quadrax to Fisher under this Settlement Agreement and the Repayment Agreement, as amended hereby, Quadrax shall execute a Security Agreement in the form attached hereto as Exhibit L
      .
      14. Board of Directors and Compensation Committee Approval. Quadrax represents and warrants that this Agreement, the Escrow Agreement and the Security Agreement have been approved by the unanimous consent of its directors or by the directors at a meeting properly noticed and called for that purpose. Quadrax further represents and warrants that the Compensation Committee of the Board of Directors has approved the amendment of the Option Grant as set forth in 3 hereof. No later than five business days after the date herreof, Quadrax shall provide Fisher with an executed copy of a Secretary's Certificate with respect to such Board of Directors and Compensation Committee approvals.

      15. Provisions of General Application.

      (a) Amendments and Supplements.  This Settlement
Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives.

      (b) Waivers. No term of provision of this Agreement shall be deemed waived by either party and no breach or default shall be deemed excused by either party unless such waiver or consent shall be in writing ad signed by such party. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

      (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) three business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage,
(ii) one business day after pick-up by a courier service when sent by overnight courier, properly addressed and prepaid, or (c) one business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Such notices and other communications shall be sent to the addresses or facsimile numbers set forth below, unless either party notifies the other in writing, in accordance with this 13 (c), of an address or facsimile change.

To Quadrax:           Quadrax Corporation
                      300 High Point Avenue
                      Portsmouth, RI 02871
                      Facsimile: 401-683-6606

With a copy to:       Fried, Frank, Harris, Shriver &
                      Jacobson
                      1001 Pennsylvania Avenue, N.W.
                      Washington, D.C 20004-2505
                      Facsimile: 202-639-7008
                      Attention:  James H. Schropp

To Fisher:            Richard A. Fisher
                      P.O. Box 1120
                      Newport, RI 02840
                      Facsimile: 401-847-4895

With a copy to:       Flanders & Medeiros
                      One Turks Head Place
                      Suite 700
                      Providence, RI 02903-2215
                      Attention:  Robert Karmen

      (d) Construction. The headings in this Agreement are included only for convenience and shall not in any way affect the meaning or interpretation of this Agreement. Except as otherwise indicated, references to a section or refer to such section of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement.

      (e) Disputes. Quadrax and Fisher agree than any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Settlement Agreement shall be settled by arbitration to be held in Providence, Rhode Island in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator who shall have experience in the area of the matter in dispute or controversy. The arbitrator may grant relief in the nature of injunctions or other relief in such dispute or controversy. The decision by the arbitrator shall be final, conclusive and binding on the parties. Judgment may be entered on the arbitrator's behalf in any court having jurisdiction. Each party shall pay that percentage of the total costs and expenses of such arbitration, including fees of legal counsel for both parties, equal to the percentage of the total amount in controversy awarded by the arbitrator to the other party.

      (f) Conveyance of Rights; Binding Effect. This Settlement Agreement (i) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (ii) shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any person or entity with which, or into which, Quadrax may be merged or consolidated or which may succeed to its assets or business.

      (g) Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      (h) Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (i) Governing Law. This Settlement Agreement shall be governed by the laws of the State of Rhode Island.

      In Witness Whereof, Quadrax and Fisher have executed, or caused to be executed, this instrument under seal as of the date first set forth above.

                                       Quadrax Corporation



                                       By: /s/James J. Palermo
                                        _____________________
                                              James J. Palermo
                                              Chairman of the
                                              Board and Chief
                                              Executive Officer

                                         /s/Richard A. Fisher
                                        ____________________
                                             Richard A. Fisher


EXHIBIT 10.21(a) Continued

ESCROW AGREEMENT

      This Agreement is entered into as of December 8, 1995 between Quadrax
Corporation, a Delaware Corporation ("Quadrax"), Richard A.
Fisher, an
individual domiciled in Rhode Island ("Fisher") and Fried, Frank,
Harris,
Shriver & Jacobson as escrow agent ("Escrow Agent").

      Whereas, Quadrax and Fisher have entered into an agreement of even date herewith ("Settlement Agreement") with respect to the settlement of payment obligations of Quadrax to Fisher under various agreements and instruments
("Payment Obligations"), including a promissory note in favor of Fisher in the original principal amount of $750,000 (the "Note"), a copy of which is attached hereto as Exhibit 1;

      Whereas, the Note was amended by an Agreement dated July
13, 1995 by and
among Quadrax, Fisher and James J. Palermo, as trustee, a copy of which is attached hereto as Exhibit 2, which agreement was amended by the Settlement
Agreement (such agreement, as so amended by the Settlement
Agreement, herein
the "Amended Repayment Agreement"); and

      Whereas, pursuant to the terms of the Settlement Agreement, Quadrax has agreed to deposit cash in an escrow account for purposes of securing Quadrax's
Payment Obligations in the event that a registration statement which Quadrax has filed with the Securities and Exchange Commission ("SEC") is not declared effective by a date certain; and

      Whereas, the Settlement Agreement further provides that all cash deposited pursuant to the terms thereof in the Escrow Account shall be disbursed by the escrow agent solely in accordance with the provisions of Escrow
Agreement.

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Establishment of Escrow Account. As security for the performance by
Quadrax of the Payment Obligations, the parties hereby establish an escrow account (the "Escrow Account") with the Escrow Agent.

      2. Deposit into the Escrow Account by Quadrax. Quadrax hereby deposits, and the Escrow Agent hereby accepts, $381,146 in cash ("the
"Escrow Fund").
Escrow Agent shall certify promptly to Fisher that it has received the Escrow
Fund in good funds.

      3. Deposit into the Escrow Account by Fisher. Fisher hereby deposits, and the Escrow Agent hereby accepts, the Note.

      4. Investments. Escrow Agent shall deposit the Escrow Fund in an interest-bearing federally insured (subject to applicable limits) client trust fund account. Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this 4 and, provided that the Escrow
Agent has distributed the full of the amount of cash required to be distributed to Fisher pursuant to 5 (a), shall be payable, upon termination of the Escrow
Account, to Quadrax.

      5. Disbursements from Escrow Account. Disbursements of cash from the
Escrow Account in the amounts set forth below shall be made by Escrow Agent solely upon the occurrence of the following conditions:

      (a) The sum of $373,650 and the product of $65.75 and the number of days that have elapsed between October 16, 1995 and the date of disbursement, inclusive, shall be disbursed by wire transfer to Fisher, and the balance of any funds in the Escrow Account shall be disbursed by wire transfer to Quadrax:
(i) if the registration statement on Form SB-2 or equivalent filed by Quadrax with the SEC registering the number of shares to which Fisher is entitled under
1 (d) of the Amended Repayment Agreement ("Registration Statement") has not been declared effective by 5:00 p.m. Eastern Standard Time on February 7,1996;
or (ii) if the Registration Statement has been declared effective by 5:00 p.m.
Eastern Standard Time on February 7,1996 , if Quadrax has not issued to Fisher the number of shares of Quadrax common stock to which Fisher is entitled pursuant to 1 (d) of the Amended Repayment Agreement by 5:00 p.m. Eastern
Standard Time on February 14,1996;

      (b) All of the funds in the Escrow Account shall be disbursed by wire transfer to Quadrax in the event that the Registration Statement has been declared effective by 5:00 p.m. Eastern Standard Time on February
7,1996, and
Quadrax has issued to Fisher the number of shares of Quadrax common stock to which Fisher is entitled pursuant to 1 (d) of the Amended
Repayment Agreement
by 5:00 p.m. Eastern Standard Time on February 14,1996;

      (c) Fisher shall provide instructions under oath in the form of Exhibit
3-A to the Escrow Agent regarding the disbursement of funds in the Escrow
Account following satisfaction of the conditions to disbursement set forth in
5 (a) above. Quadrax shall provide instructions under oath in the form of
Exhibit 3-B to the Escrow Agent regarding the disbursement of funds in the
Escrow Account following satisfaction of the conditions to disbursement set forth in 5 (b) above. The Escrow Agent shall have no responsibility for determining whether any conditions to disbursement set forth above have been satisfied. The Escrow Agent shall disburse funds in strict compliance with instructions provided by Fisher or Quadrax, as the case may be. In the event that Fisher and Quadrax provide conflicting instructions, the Escrow Agent shall take no action until the dispute has been resolved.

      (d) The Escrow Agent shall disburse the Escrow Fund in strict compliance with the instructions provided by Quadrax or Fisher and shall not refuse or fail to disburse the Escrow Fund for any reason not specifically set forth herein, including, but not limited to, any right of set-off that any party may assert.

      6. Termination. The Escrow Account shall terminate upon the disbursement of the Escrow Fund as directed by 5 hereof.

      7. Rights and Liabilities of Escrow Agent.

      (a) Quadrax and Fisher agree that the Escrow Agent's duties hereunder are only as specifically provided herein and are purely ministerial in nature.
Quadrax and Fisher agree that the Escrow Agent will incur no liability to either of them or otherwise except for willful misconduct.

      (b) The Escrow Agent may consult with counsel and will be protected fully in any action taken or omitted in good faith in accordance with the advice of such counsel. The Escrow Agent will have no responsibility for verifying the genuineness or validity of any certificate, document or other items deposited with or delivered to it, including any instructions from Quadrax or Fisher, and the Escrow Agent will be fully protected in acting upon any written document, certificate or other item which the Escrow Agent in good faith believes to be genuine and what it purports to be.

      (c) Quadrax and Fisher agree that they are responsible for providing written instructions to the Escrow Agent and that the Escrow Agent's responsibilities hereunder will not require the Escrow Agent to act other than in the ordinary course of business. The Escrow Agent will not be liable in any manner whatsoever for any failure by the Escrow Agent to invest, withdraw or transfer any of the funds on any specific date as a result of the Escrow
Agent's failure to receive such instructions in a timely fashion that would allow the Escrow Agent to take such action in the ordinary course of business.
Subject to the foregoing, in the event Quadrax and Fisher desire that specific action be taken on a specific date, they will be required to provide such instructions to the Escrow Agent no later than 11:00 a.m. on such date.

      (d) Quadrax agrees to indemnify the Escrow Agent against, and hold the
Escrow Agent harmless from, any claim, liability, cost or reasonable expense, in any manner arising out of, or in connection with, the performance of the
Escrow Agent's undertakings under this Escrow Agreement, except as a result of the Escrow Agent's own willful misconduct.

      (e) Quadrax and Fisher each acknowledge that the Escrow Agent has acted as counsel to Quadrax in connection with the negotiation and documentation of the settlement arrangements to which this Escrow Agreement is a part. Quadrax and
Fisher each agrees that it and he will not challenge the validity or enforceability of this Escrow Agreement, or the appointment of Fried, Frank,
Harris, Shriver & Jacobson as Escrow Agent, on the ground that such firm has acted as counsel for Quadrax.

      8. Fees of Escrow Agent. Any fees of the Escrow Agent shall be paid by
Quadrax, and the Escrow Agent shall not seek to satisfy its fees from the
Escrow Fund.

      9. Provisions of General Application.

      (a) Amendments and Supplements. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives.

      (b) Waivers. No term of provision of this Agreement shall be deemed waived by either party and no breach or default shall be deemed excused by either party unless such waiver or consent shall be in writing ad signed by such party. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this
Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

      (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) three business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage, (ii) one business day after pick-up by a courier service when sent by overnight courier, properly addressed and prepaid, or (c) one business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Such notices and other communications shall be sent to the addresses or facsimile numbers set forth below, unless either party notifies the other in writing, in accordance with this 13 (c), of an address or facsimile change.

To Quadrax:         Quadrax Corporation
                    300 High Point Avenue
                    Portsmouth, RI 02871
                    Facsimile: 401-683-6606

With a copy to:     Fried, Frank, Harris, Shriver &
                    Jacobson
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C 20004-2505
                    Facsimile: 202-639-7008
                    Attention:  James H. Schropp

To Fisher:          Richard A. Fisher
                    P.O. Box 1120
                    Newport, RI 02840
                    Facsimile: 401-847-4895

With a copy to:     Flanders & Medeiros
                    One Turks Head Place
                    Suite 700
                    Providence, RI 02903-2215
                    Attention:  Robert Karmen

To the Escrow Agent:Fried, Frank, Harris,
                    Shriver & Jacobson
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C 20004-2505
                    Facsimile: 202-639-7008
                    Attention:  James H. Schropp

      (d) Construction. The headings in this Agreement are included only for convenience and shall not in any way affect the meaning or interpretation of this Agreement. Except as otherwise indicated, references to a section refer to such section of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement.

      (e) Disputes. Quadrax and Fisher agree than any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Escrow Agreement shall be settled by arbitration to be held in Providence, Rhode Island in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator who shall have experience in the area of the matter in dispute or controversy. The arbitrator may grant relief in the nature of injunctions or other relief in such dispute or controversy. The decision by the arbitrator shall be final, conclusive and binding on the parties. Judgment may be entered on the arbitrator's behalf in any court having jurisdiction. Each party shall pay that percentage of the total costs and expenses of such arbitration, including fees of legal counsel for both parties, equal to the percentage of the total amount in controversy awarded by the arbitrator to the other party.

      (f) Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (h) Governing Law. This Agreement shall be governed by the laws of the State of Rhode Island.

      In Witness Whereof, Quadrax, Fisher and the Escrow
Agent have executed, or caused to be executed, this instrument under seal as of the date first set forth above.

                            Quadrax Corporation

                                   /s/James J. Palermo
                            By: __________________________
                                   James J. Palermo
                                   Chairman of the Board and
Chief
Executive Officer

                             /s/Richard A. Fisher
                             __________________________
                             Richard A. Fisher

                            Fried, Frank, Harris, Shriver &
Jacobson,
                             as Escrow Agent

                         By:     __________________________
                                    Authorized Signature